EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 73 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XVI (the “Trust”) (File Nos. 2-36431 and 811-2032), of my opinion dated December 15, 2017, appearing in Post-Effective Amendment No. 66 to the Registrant’s Registration Statement, which was filed with the Securities and Exchange Commission on December 15, 2017.

Brian Langenfeld
Brian Langenfeld
Vice President and Senior Counsel

Boston, Massachusetts

October 27, 2021